EXHIBIT 99

Contact:	Roger R. Hopkins Chief Accounting Officer (615) 890-9100	Tripp Sullivan Corporate Communications, Inc. (615) 324-7335

National Health Investors Sets Fourth Quarter Earnings Release
and Conference Call Dates

MURFREESBORO, Tenn. (February 1, 2013) - National Health Investors, Inc. (NYSE: NHI) announced today details for the release of its results for the fourth quarter and year ended December 31, 2012.

NHI plans to issue its earnings release for the fourth quarter before the market opens on Friday, February 15, 2013, and will host a conference call on the same day at 1 p.m. ET. The number to call for this interactive teleconference is (212) 231-2902 with the confirmation number, 21645930.

The live broadcast of NHI's fourth quarter conference call will be available online at www.nhinvestors.com as well as http://www.videonewswire.com/event.asp?id=92136 on Friday, February 15, 2013, at 1 p.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.

About National Health Investors

National Health Investors, Inc. (NYSE: NHI) is a healthcare real estate investment trust specializing in financing healthcare real estate by purchase and leaseback transactions, RIDEA transactions and by mortgage loans. NHI's investments include assisted living, senior living campuses, independent living, skilled nursing facilities, medical office buildings, and hospitals. Find additional information about NHI at www.nhireit.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI's Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's website at http://www.sec.gov or on NHI's website at http://www.nhireit.com.